UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2013

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3301 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On May 14, 2013, MoSys, Inc. (the “Company”) entered into an underwriting agreement with Roth Capital Partners, LLC, as representative of the several underwriters named in the underwriting agreement, relating to the sale by the Company in a public offering of 6,500,000 shares of its common stock, par value $0.01 per share, at a public offering price of $4.00 per share, less underwriting discounts and commissions of $0.24 per share.  The offering is being made pursuant to a shelf registration statement (Registration No. 333-170327) filed with the Securities and Exchange Commission (the “Commission”) on November 3, 2010 and declared effective on November 12, 2010 (the “Registration Statement”), including a base prospectus dated November 3, 2010 (the “Base Prospectus”); a preliminary prospectus supplement filed with the Commission on May 13, 2013 (the “Preliminary Prospectus Supplement”); and a final prospectus supplement filed with the Commission on May 14, 2013 (together with the Base Prospectus and Preliminary Prospectus Supplement, the “Prospectus”).

Under the terms of the underwriting agreement, the Company has granted the underwriters a 30-day option to purchase up to 975,000 additional shares to cover over-allotments, if any. After deducting underwriting discounts and commissions and estimated expenses of the public offering, the Company expects to receive approximately $24.2 million in net proceeds, plus any proceeds received from the exercise of the underwriters’ over-allotment option.  The Company intends to use the net proceeds for working capital and general corporate purposes.

The underwriters have advised the Company that Len Perham, Chief Executive Officer and a director of the Company, has agreed to purchase 250,000 of the shares sold in the offering.

The underwriting agreement contains contractual representations, warranties and covenants that have been provided by the Company as assurances to the underwriters primarily as conclusions regarding various legal matters as of the dates set forth in the underwriting agreement.  These representations, warranties and covenants were not provided to the underwriters in order to supplement any of the information contained in the Registration Statement or the Prospectus and are not otherwise statements of material fact made to investors about the Company as part of the offering.  The Company expects to close the sale of the common stock on or about May 17, 2013, subject to customary closing conditions.

The foregoing summary of the underwriting agreement is qualified in its entirety by reference to the actual underwriting agreement, which is filed as Exhibit 1.1 hereto.

In connection with the offering and sale of the common stock, the following exhibits are being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement: (1) the underwriting agreement (Exhibit 1.1); (2) the opinion of Bingham McCutchen LLP as to the validity of the sale and issuance of the shares of common stock in the offering (Exhibit 5.1); (3) the consent of Bingham McCutchen LLP (Exhibit 23.1); and (4) certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1).

Item 8.01       Other Events

On May 13, 2013, the Company issued a press release announcing the launch of the public offering described in Item 1.01 of this report. On May 14, 2013, the Company issued a press release announcing the pricing of the offering. Copies of these press releases are attached as Exhibits 99.2 and 99.3, respectively, to this report, and are incorporated herein by reference in their entirety.

Item 9.01      Financial Statements and Exhibits

(d)  Exhibits.

Exhibits	Description
1.1	Underwriting Agreement dated May 14, 2013 by and between MoSys, Inc. and Roth Capital Partners, LLC, as representative of the underwriters named therein.
5.1	Opinion of Bingham McCutchen LLP.
23.1	Consent of Bingham McCutchen LLP (included as part of Exhibit 5.1).
99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (No. 333-170327).
99.2	Press release dated May 13, 2013.
99.3	Press release dated May 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: May 14, 2013	By:	/s/ James W. Sullivan
James W. Sullivan
Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description
1.1	Underwriting Agreement dated May 14, 2013 by and between MoSys, Inc. and Roth Capital Partners, LLC, as representative of the underwriters named therein.
5.1	Opinion of Bingham McCutchen LLP.
23.1	Consent of Bingham McCutchen LLP (included as part of Exhibit 5.1).
99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (No. 333-170327).
99.2	Press release dated May 13, 2013.
99.3	Press release dated May 14, 2013.